SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Stoneridge, Inc.

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STONERIDGE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

The 2004 Annual Meeting of Shareholders of Stoneridge, Inc. will be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, May 10, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each for a term of one year;

2.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

3.	To consider any other matters that properly come before the meeting.

Only shareholders of record at the close of business on March 19, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Stoneridge, Inc. is 9400 East Market Street, Warren, Ohio 44484.

By order of the Board of Directors,

AVERY S. COHEN,

Secretary

Dated: March 31, 2004

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

STONERIDGE, INC.

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a Stoneridge shareholder on certain matters to be voted on at the Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, May 10, 2004, at 10:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March 31, 2004.

Annual Report.    A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2003, is enclosed with this proxy statement.

Solicitation of Proxies.    Our Board of Directors is making this solicitation of proxies and we will pay the cost of the solicitation. We have retained Georgeson Shareholder, at an estimated cost of $4,500, to assist us in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation of proxies by mail by Georgeson Shareholder, our employees may solicit proxies by telephone, facsimile or electronic mail.

Proxies; Revocation of Proxies.    The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to elect the director nominees set forth under “Election of Directors.” Your presence at the Annual Meeting of Shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.

Voting Eligibility.    Only shareholders of record at the close of business on the record date, March 19, 2004, are entitled to receive notice of the Annual Meeting of Shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 22,590,788 common shares, without par value, each of which is entitled to one vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes certain information regarding the beneficial ownership of our common shares as of March 1, 2004, by: (a) our directors; (b) each other person who is known by us to own beneficially more than 5% of our outstanding common shares; (c) our chief executive officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (d) our executive officers and directors as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
D.M. Draime(2)	5,893,672	26.1%
Jeffrey P. Draime(3)	2,851,950	12.6
FMR Corp.(4)	2,076,200	9.2
Dimensional Fund Advisors Inc.(5)	1,574,400	7.0
Second National Bank of Warren(6)	1,363,456	6.0
Scott N. Draime(7)	1,340,388	5.9
Barclays Global Investors NA(8)	1,240,260	5.5
Avery S. Cohen(9)	183,559	*
Earl L. Linehan(10)	140,079	*
Sheldon J. Epstein(11)	46,271	*
Richard E. Cheney(12)	36,071	*
John C. Corey	—	*
William M. Lasky	—	*
Gerald V. Pisani(13)	525,719	2.3
Kevin P. Bagby(14)	158,079	*
Thomas A. Beaver(15)	54,079	*
All Executive Officers and Directors as a Group (9 persons)	7,052,529	31.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over such shares.

(2)	Represents 5,866,172 common shares held in trust for the benefit of D.M. Draime, of which Mr. Draime is trustee, and 27,500 common shares held by the Draime Family Foundation, a charitable foundation of which Mr. Draime is a co-trustee. The address of D.M. Draime is 9400 East Market Street, Warren, Ohio 44484.

(3)	Represents 886,114 common shares held in trust for the benefit of Jeffrey P. Draime of which Jeffrey P. Draime is trustee, 1,785,855 common shares held in trust for the benefit of Draime family members, of which Jeffrey P. Draime is trustee, 27,500 shares held by the Draime Family Foundation, a charitable foundation of which Jeffrey P. Draime is a co-trustee, and 152,481 common shares owned by Jeffrey P. Draime directly. The address of Jeffrey P. Draime is 9400 East Market Street, Warren, Ohio 44484.

(4)	According to a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by FMR Corp., all common shares are owned by clients of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	According to a Schedule 13G filed with the SEC by Dimensional Fund Advisors, Inc., all common shares are owned by advisory clients of Dimensional Fund Advisors, Inc. Dimensional Fund Advisors, Inc. has disclaimed beneficial ownership of all such securities. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6)	Represents shares held in trusts for the benefit of Draime family members, of which Second National Bank of Warren is trustee. The address of Second National Bank of Warren is 108 Main Avenue SW, Warren, Ohio 44481.

(7)	Represents 124,481 common shares held in trust for the benefit of Scott N. Draime of which Scott N. Draime is trustee, 1,172,767 common shares held in trusts for the benefit of Draime family members, of which Scott N. Draime is trustee, and 43,140 shares owned by Scott N. Draime directly. The address of Scott N. Draime is 1209 Cerrito Grande, El Paso, Texas 79912.

(8)	According to a Schedule 13G filed with the SEC by Barclays Global Investors NA, all common shares are owned by clients of Barclays Global Investors NA. The address of Barclays Global Investors NA is 45 Fremont Street, San Francisco, California 94105.

(9)	Includes 124,480 common shares held under the Ohio Transfer to Minors Act for the benefit of William M. Draime and John A. Draime, of which Avery S. Cohen is trustee, 10,000 common shares that Mr. Cohen has the right to acquire upon the exercise of share options and 49,079 common shares that Mr. Cohen owns directly.

(10)	Represents 10,000 common shares that Earl L. Linehan has the right to acquire upon the exercise of share options and 130,079 common shares owned by Mr. Linehan directly.

(11)	Includes 1,500 common shares owned by Sheldon J. Epstein’s wife, 10,000 common shares that Mr. Epstein has the right to acquire upon the exercise of share options and 34,771 common shares owned by Mr. Epstein directly.

(12)	Represents 500 common shares owned by Richard E. Cheney’s wife, 10,000 common shares that Mr. Cheney has the right to acquire upon the exercise of share options and 25,571 common shares owned by Mr. Cheney directly.

(13)	Represents 156,599 common shares held in trust for the benefit of Gerald V. Pisani of which Mr. Pisani is trustee, 155,120 common shares held in separate trusts for the benefit of Mr. Pisani’s children of which Mr. Pisani’s wife is trustee and 214,000 common shares that Mr. Pisani has the right to acquire upon the exercise of share options.

(14)	Represents 37,079 common shares owned by Kevin P. Bagby directly and 121,000 common shares that Mr. Bagby has the right to acquire upon the exercise of share options.

(15)	Represents 29,079 common shares owned by Thomas A. Beaver directly and 25,000 common shares that Mr. Beaver has the right to acquire upon the exercise of share options.

ELECTION OF DIRECTORS

In accordance with our Code of Regulations, the number of directors has been fixed at eight. At the Annual Meeting of Shareholders, you will elect seven directors to hold office until our next Annual Meeting of Shareholders and until their successors are elected and qualified. The Company has retained a search firm to identify a candidate for consideration by the Company’s nominating and corporate governance committee and the Board of Directors to fill the one remaining vacancy that will continue to exist after the Annual Meeting of Shareholders. If that vacancy is filled after the 2004 Annual Meeting of Shareholders by the Board of Directors, the person filling the vacancy, if nominated by the Board of Directors, will be a candidate for election as a director at the 2005 Annual Meeting of Shareholders. Mr. Cloyd Abruzzo resigned from the Board of Directors on December 31, 2003. Messrs. Corey and Lasky were appointed by the Board of Directors on January 16, 2004 to fill two of the vacancies that existed on the Board of Directors. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be elected to the Board of Directors. At the Annual Meeting of Shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named.

The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

The Board recommends that you vote “FOR” the following nominees.

Nominees for Election at the Annual Meeting

Name and Age	Principal Occupation and Business Experience	Period of Service as a Director	Expiration of Term for Which Proposed
Richard E. Cheney 82	Psychoanalyst in private practice, retired in 1995 as Chairman of Hill & Knowlton, Inc., a public relations firm	1988 to date	2005

Avery S. Cohen 67	Partner, Baker & Hostetler LLP, a law firm	1988 to date	2005

John C. Corey 56	President and Chief Executive Officer of Safety Components International, a supplier of air bags and components	2004 to date	2005

D.M. Draime 70	Interim President and Chief Executive Officer, Chairman of the Board of Directors, and Assistant Secretary of the Company	1988 to date	2005

Sheldon J. Epstein 65	Managing Member, Epstein, Weber & Conover, P.L.C., an independent public accounting firm	1988 to date	2005

William M. Lasky 56	Chairman, President and Chief Executive Officer of JLG Industries, Inc., a diversified construction and industrial equipment manufacturer	2004 to date	2005

Earl L. Linehan 62	President, Woodbrook Capital Inc., a venture capital and investment firm	1988 to date	2005

Each of the nominees for election as a director has engaged in the principal occupation or activity indicated for at least five years, except for Mr. Corey who was the president and chief operating officer of Safety Components International from 1999 to 2000, when he became the company’s president and chief executive officer; and Mr. Epstein who was (1) the managing member of Epstein, Woods & Dwyer, P.L.C., an independent public accounting firm, from 1994 until June 1999 and (2) a principal in the independent public accounting firm Gaintner, Bandler & Reed, P.L.C., from June 1999 to December 2001.

Legal Proceedings.    On April 10, 2000, Safety Components International, the company for which Mr. Corey was the president and chief operating officer, and certain of its U.S. subsidiaries (collectively, the “Safety Filing Group”), filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On October 11, 2000, the Safety Filing Group emerged from Chapter 11 pursuant to a plan of reorganization confirmed by the Bankruptcy Court and at that time Mr. Corey became the president and chief executive officer.

Directorships.    Mr. Cheney is a director of Rowe Furniture, Inc. and Chattem, Inc. Mr. Corey is a director of Safety Components International. Mr. Lasky is the chairman of the board of directors of JLG Industries, Inc.

Independent Directors.    The new New York Stock Exchange (“NYSE”) rules require listed companies to have a Board of Directors with at least a majority of independent directors. Under the NYSE rules, a director qualifies as “independent” upon the affirmative determination that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has determined that Messrs. Cheney, Corey, Epstein, Lasky and Linehan are independent. The Board considered Mr. Linehan’s ownership interest in Industrial Development Associates LP (“IDA”) (see Certain Relationships and Related Transactions), a company that owns a building that we lease, and determined the lease to be immaterial and that Mr. Linehan’s independent judgment has not been and will not be compromised by his investment in IDA. The lease will expire in March 2004.

Committees of the Board and Meeting Attendance.    In 2003, our Board of Directors held seven meetings and took action by unanimous written consent on one occasion. Our Board of Directors has appointed a compensation committee, an audit committee, a nominating and corporate governance committee, and an executive committee. Each member of the compensation, audit, and nominating and corporate governance committees is independent as defined under the current listing standards of the NYSE. The Board of Directors does not currently have a finance committee. In 2003, each Board member, except for Messrs. Corey and Lasky who were not directors in 2003, attended at least 75% of the meetings of the Board of Directors and of the committees on which he serves. In addition, all directors are expected to attend the Annual Meeting of Shareholders. All current directors who were directors at the time attended the 2003 Annual Meeting of Shareholders. Beginning this year, the NYSE rules require that non-management directors meet in regularly scheduled executive sessions. The NYSE rules further state that the independent directors should meet at least once a year in executive session. Mr. Lasky has been appointed as the presiding director by the non-management directors to preside at these sessions.

Compensation Committee.    The compensation committee is comprised of Messrs. Cheney, Lasky and Linehan. This committee held four meetings during 2003. The compensation committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including issues related to salary, bonus and incentive arrangements. The compensation committee also administers our Long-Term Incentive Plan. Our Board of Directors has adopted a charter for this committee, which is available on our website at www.stoneridge.com.

Audit Committee.    The audit committee is comprised of Messrs. Cheney, Corey, and Epstein. This committee held two meetings during 2003. Information regarding the functions performed by the audit committee is set forth in the “Audit Committee Report,” included in this proxy statement. The audit committee is governed by a written charter, which was approved by the Board of Directors. A copy of this charter is attached as Appendix A. The charter is also available on our website at www.stoneridge.com.

The Board of Directors has determined that all audit committee members are financially literate under the current listing standards of the NYSE. The Board also determined that Mr. Epstein qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. In addition, under the Sarbanes-Oxley Act of 2002 and the new NYSE rules mandated by the SEC, members of the audit committee must have no affiliation with the issuer, other than their Board seat, and receive no compensation in any capacity other than as a director or committee member. Each member of our audit committee meets this additional independence standard applicable to audit committee members of NYSE listed companies.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is comprised of Messrs. Epstein, Lasky and Linehan. This committee was established in March 2004. The purpose of the nominating and corporate governance committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement the Company’s corporate governance policies and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for this committee, which is available on our website at www.stoneridge.com.

It is the policy of the nominating and corporate governance committee to consider individuals recommended by shareholders for membership on the Board. If a shareholder desires to recommend an individual for membership on the Board, then that shareholder must provide a written notice (the “Recommendation Notice”) to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before January 15 for consideration by this committee for that year’s election of directors at the Annual Meeting of Shareholders.

In addition, in order for a recommendation to be considered by the nominating and corporate governance committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the shareholder making the recommendation, including information on the number of common shares owned and date(s) acquired, and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgment by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that this committee desires to do so; any information not already provided about the person’s background, experience and qualifications necessary for the Company to prepare the disclosure required to be included in the Company’s proxy statement about the individual being recommended; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; the disclosure of any relation of the individual being recommended with the shareholder, whether direct or indirect, and, if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder).

The nominating and corporate governance committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the committee will evaluate such recommended nominees considering the additional information regarding them contained in the Recommendation Notices. When seeking candidates for the Board, this committee may solicit suggestions from incumbent directors, management and third-party search firms. Ultimately, the nominating and corporate governance committee will recommend to the Board prospective Board members who the nominating and corporate governance committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s shareholders.

Executive Committee.    The executive committee is comprised of Messrs. Cohen, Draime and Linehan. This committee met once during 2003. The executive committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all of the powers of the Board of Directors in the management of our business and affairs, except as otherwise provided (i) by law, (ii) in our Amended and Restated Articles of Incorporation, as amended, or in our Code of Regulations, or (iii) by action of the Board of Directors.

Directors’ Compensation.    Each director who is not an employee of ours receives $25,000 per year for being a director, $1,000 for attending each meeting of the Board of Directors and $500 for each telephonic meeting of the Board of Directors. There is no additional fee received for attending committee meetings unless such meeting takes place on a day other than the same day as a meeting of the Board of Directors, in which case committee members receive $1,000 for attending such meetings and $500 when the meetings are held telephonically. The audit committee chairman receives an extra $5,000 and the compensation committee chairman receives an extra $2,500. Directors who are also employees of ours are not paid any director’s fee. We reimburse out-of-pocket expenses incurred by all directors in connection with attending Board and committee meetings. Each non-employee director also received an option to purchase 6,500 shares at a price equal to the fair market value of the common shares on the date of grant. These option grants to non-employee directors were made on May 14, 2003 at an exercise price of $11.64. These options expire in ten years and become exercisable in one year.

Communications with the Board.    Our Board of Directors believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to the Secretary at 9400 East Market Street, Warren, Ohio 44484. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.

Compensation Committee Report

Introduction.    The compensation committee (the “Committee”) is responsible for determining the compensation to be paid to our executive officers and for administering our Long-Term Incentive Plan (the “LTIP”). The Committee’s philosophy with respect to the compensation of our executive officers is (1) to provide a competitive total compensation package that enables us to attract and retain qualified executives and align their compensation with our overall business strategies, and (2) to provide each executive officer with a significant economic stake in our success. To this end, the Committee determines executive compensation with a focus on compensating executive officers based on their responsibilities and performance as well as our performance. The primary components of our executive compensation program are (1) base salaries, (2) bonuses, and (3) equity awards, including share options under the LTIP. The overall objectives of this strategy are not only to attract and retain the best possible executive talent but also to motivate our executives to achieve the goals inherent in our business strategy, to link executive and shareholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions and overall business results.

Each year the Committee conducts a review of our executive compensation program. In connection with the review of base salary compensation for 2003, the Committee considered a comprehensive report prepared by Ernst & Young LLP (“Ernst & Young”) in October 2002 (the “2002 Compensation Report”). The report compared the compensation of our top executive officers to a peer group of public corporations. The Committee also received a second similar and comprehensive report prepared by Ernst & Young in December 2003 (the “2003 Compensation Report”). The Committee reviewed and considered the 2002 Compensation Report in determining base salaries for 2003 and considered the 2002 Compensation Report and the 2003 Compensation Report in determining bonuses for 2003.

The Committee reviews the selection of peer companies used for compensation analysis. The peer groups used for compensation analysis are generally not the same as the peer group index in the Performance Graph included in this proxy statement. The Committee believes that our most direct competitors for executive talent are not necessarily all of the companies that would be included in the peer group established for comparing shareholder returns.

The Committee determines the compensation of the most highly compensated corporate executives, including the individuals whose compensation is detailed in this proxy statement, and sets policies for and reviews the compensation awarded to other highly compensated corporate executives. This is designed to ensure consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Draime), the Committee takes into account the views of Mr. Draime.

Base Salaries and Other Annual Compensation.    The Committee sets base salary levels for our executive officers on the basis of the executives’ responsibilities. However, in each case, due consideration is given to personal factors, such as the individual’s experience and record and the responsibility associated with his position. Also considered are external factors, such as salaries paid to similarly situated executive officers by peer companies and prevailing conditions in the geographic area where the executive’s principal services will be performed. In the case of executive officers with responsibility for a particular business unit, that unit’s financial results are also considered.

Annual adjustments to each executive officer’s salary are determined based on the foregoing factors but with due consideration also being given to prevailing economic conditions, to the relationship of such adjustments to those being given to other employees, to the performance of the executive’s duties and responsibilities and to other individual performance-related criteria that may be relevant with respect to such executive officer at the time. Finally, the Committee, where appropriate, also considers non-financial performance measures. These include increase in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

When determining the appropriate level of Mr. Abruzzo’s 2003 base salary, the Committee considered the 2002 Compensation Report and the same factors that it considers when fixing compensation levels for our other executive employees and sought to achieve the same corporate goal. The Committee also considered that no base salary increase was given to Mr. Abruzzo in 2002 as part of a company wide wage freeze. Mr. Abruzzo was granted a base salary of $480,000 for 2003.

Bonuses.    Our executive officers are eligible for annual cash bonuses. Bonuses are viewed as a reward for individual contributions to our performance and are based not only on our short-term results but also on the investments for the future growth of our business. In addition, consideration is given to the achievement of selected financial goals (i.e., operating performance, asset management and business growth development) and progress in meeting other long-term objectives and the executive’s leadership role in these activities. In order to understand our performance and link that performance to bonus awards the Committee usually does not make bonus awards until the end of the year or shortly thereafter.

Except as noted below with respect to Mr. Abruzzo, the Committee considered the 2002 Compensation Report and the 2003 Compensation Report in determining the appropriate bonuses for executives whose compensation is detailed in this proxy statement. The bonuses granted to our executive officers (except for Cloyd Abruzzo, as described below, and Sten Forseke, who resigned as a vice president of ours and as president of Berifors on December 4, 2003) for 2003 were in large part based on the existing bonus program. In 2004 the Committee intends to complete a review of our bonus programs with the goal of making awards less discretionary and more predictable and, therefore, more transparent to our officers and shareholders.

Mr. Abruzzo’s 2003 bonus of $150,000 was not set by the Committee. Rather, the 2003 bonus was part of a negotiated Separation and Consulting Agreement, dated November 28, 2003 (the “Abruzzo Agreement”), which was approved by our Board of Directors, in connection with Mr. Abruzzo’s resignation from the Board of Directors and as our president and chief executive officer. The Abruzzo Agreement is attached to our Form 8-K filed with the SEC on December 9, 2003. Our performance in 2003 was not linked to Mr. Abruzzo’s bonus award.

Share Options.    All of our executive officers are eligible to receive equity awards, including options, to purchase our common shares under the LTIP. We believe that share option grants are a valuable motivating tool and provide a long-term incentive to management. As customary, the Committee granted options for 2003 in

February 2003. The Committee granted Mr. Abruzzo 60,000 share options in early 2003. In 2004, in conjunction with its review of the bonus program, the Committee plans on analyzing the potential benefit of granting other types of equity compensation under the LTIP, such as restricted shares.

Conclusion.    Through the programs described above, a significant portion of our executive compensation is linked directly to individual and Company performance and share price appreciation. The Committee intends to continue the policy of linking executive compensation to performance and returns to shareholders, recognizing that the fluctuations of the business cycle from time to time may result in an imbalance for a particular period.

Earl L. Linehan

Richard E. Cheney

Sheldon J. Epstein

Audit Committee Report

The Board of Directors adopted a written charter for the audit committee (the “Audit Committee”) on March 4, 2004. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Our Audit Committee is comprised of three directors, all of whom are “independent” for audit committee purposes under the current listing standards of the NYSE.

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, “Communication with Audit Committees.” The Audit Committee also obtained a formal written statement from the independent auditors that described all relationships between the independent auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The Audit Committee discussed with the independent auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

Based on the above-referenced review and discussions with management and the internal and independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Sheldon J. Epstein

Richard E. Cheney

Earl L. Linehan

EXECUTIVE COMPENSATION

The table below describes the compensation paid for the last three fiscal years to our chief executive officer and the four other most highly compensated executive officers. We sometimes refer to the people listed in the table below as our “named executive officers.”

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Shares (#)	Number of Securities Underlying Option (#)	All Other Compensation ($)(3)
Cloyd J. Abruzzo Former President and Chief Executive Officer(1)	2003 2002 2001	480,000 400,000 400,000	150,000 550,000 —	— — —	— — —	60,000 60,000 116,000	112,810 8,420 420

D.M. Draime Interim President and Chief Executive Officer and Chairman of the Board of Directors(2)	2003 2002 2001	200,000 200,000 200,000	150,000 100,000 —	— — —	— — —	— — —	11,706 6,316 2,316

Gerald V. Pisani Vice President and Chief Operating Officer	2003 2002 2001	300,000 250,000 250,000	285,000 285,000 —	— — —	— — —	40,000 40,000 59,000	13,594 6,204 1,204

Kevin P. Bagby Vice President and Chief Financial Officer	2003 2002 2001	250,000 210,000 210,000	100,000 215,000 —	— — —	— — —	30,000 30,000 31,000	12,810 4,620 420

Thomas A. Beaver Vice President, Sales and Marketing	2003 2002 2001	225,000 185,000 185,000	100,000 140,000 —	— — —	— — —	20,000 20,000 3,000	12,664 3,974 274

(1)	Mr. Abruzzo resigned as President and Chief Executive Officer effective on December 31, 2003.
(2)	Mr. Draime became the Interim President and Chief Executive Officer on January 1, 2004.
(3)	This column represents the aggregate amount of severance paid to Mr. Abruzzo in 2003 of $100,000; term life insurance premiums paid in 2003 to Messrs. Abruzzo, Draime, Pisani, Bagby and Beaver of $420, $2,316, $1,204, $420 and $274; and 401(k) profit sharing and match paid in 2003 to Mr. Draime of $9,390, and each of the other named officers of $12,390.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Cloyd J. Abruzzo	—	—	461,000 /—0 —	2,039,450 / — 0 —
D.M. Draime	—	—	— 0 — /—0 —	— 0 — / — 0 —
Gerald V. Pisani	—	—	214,000 / 40,000	979,025 / 186,600
Kevin P. Bagby	—	—	121,000 / 30,000	593,725 / 139,950
Thomas A. Beaver	—	—	25,000 / 20,000	172,275 / 93,300

Option Grants in Last Fiscal Year

		Individual Grants
Name	Options Granted(1)	Percentage of Total Options Granted to Employees Fiscal Year(2)	Exercise Price ($/Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
					5%	10%
Cloyd J. Abruzzo	60,000	19.23%	$10.385	February 8, 2013	$391,864	$993,061
D.M. Draime	—	—%	$—	—	$—	$—
Gerald V. Pisani	40,000	12.82%	$10.385	February 8, 2013	$261,243	$662,041
Kevin P. Bagby	30,000	9.62%	$10.385	February 8, 2013	$195,932	$496,530
Thomas A. Beaver	20,000	6.41%	$10.385	February 8, 2013	$130,621	$331,020

(1)	Options are not exercisable during the first two years after the date of grant, except for Mr. Abruzzo’s options that became fully vested on December 31, 2003.
(2)	Based on 312,000 options granted to all employees during the fiscal year.
(3)	These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual future appreciation of the Company’s shares. No gain to optionees is possible without an actual increase in the price of the Company’s shares, which would benefit all of the Company’s shareholders. All calculations are based on a ten-year option period.

Change of Control Agreements

Messrs. Abruzzo, Bagby, Beaver and Pisani have each entered into an agreement with us that guarantees we will pay to each of them two years of continued compensation (including bonuses) and benefits upon a change of control regardless of whether they remain employed by us. Mr. Abruzzo resigned on December 31, 2003. A change of control shall be deemed to have occurred if any shareholder or group of shareholders acquires more of our common shares than are owned by D.M. Draime and his direct descendants and trusts for the benefit of D.M. Draime and his direct descendants.

Compensation Committee Interlocks and Insider Participation

Messrs. Cheney, Epstein and Linehan were the members of our compensation committee in 2003. Other than as set forth below in Certain Relationships and Related Transactions with respect to Mr. Linehan’s relationship to IDA, there are no compensation committee interlocks.

Certain Relationships and Related Transactions

Hunters Square.    D.M. Draime is a 50% owner of Hunters Square, Inc. (“HSI”), an Ohio corporation, which owns Hunters Square, an office complex and shopping mall located in Warren, Ohio. We lease office space in Hunters Square for use as the headquarters of our Alphabet Group. We pay all maintenance, tax and insurance costs related to the operation of the office. Lease payments made by us to HSI in 2003 were $301,000. We will continue to make lease payments as required under the lease agreement, which terminates in December 2009. The Company believes the terms of the lease are no less favorable to it than would be the terms of a third-party lease.

Industrial Development Associates LP.    Earl Linehan and D.M. Draime, as limited partners, own 11.81% and 10.00%, respectively, of IDA, a Maryland limited partnership real estate development company in which we are a 30% general partner. We have a lease agreement with IDA pursuant to which we lease a facility located in Mebane, North Carolina. The lease agreement is due to expire March 31, 2004. We are responsible for all maintenance, taxes and insurance related to the operation of the facility. In 2003, we made lease payments to IDA of $115,000. The Company believes the terms of the lease are no less favorable to it than would be the terms of a third-party lease.

Relationship with Counsel.    Avery S. Cohen, one of our directors, is a partner in Baker & Hostetler LLP, a law firm, which has served as general outside counsel for us since 1993 and is expected to continue to do so in the future.

Performance Graph

Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of hypothetical investments in the NYSE Market Index and the Media General Financial Services, Inc.—Industry Group 333 (Automotive Parts) Index based on the respective market price of each investment at December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, assuming in each case an initial investment of $100 on December 31, 1998, and reinvestment of dividends.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at our 2005 Annual Meeting of Shareholders must be received by us at 9400 East Market Street, Warren, Ohio 44484, on or before December 1, 2004, for inclusion in our proxy statement and form of proxy relating to the 2005 Annual Meeting of Shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by us at the address listed in the immediately preceding sentence not later than February 14, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of our common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish our Company with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners were complied with, except for Mr. Sten Forseke, who filed one Form 4 reporting eighteen transactions, one day after the required filing date.

CORPORATE GOVERNANCE

Committee Charters.    On or before the Company’s 2004 Annual Meeting of Shareholders, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and the charters of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees will be posted on the Company’s website at www.stoneridge.com. Written copies of these documents will be available to any shareholder upon request. Requests should be directed to Investor Relations.

Corporate Financial Ethics Hotline.    The Company will establish a corporate financial ethics hotline as part of our Whistleblower Policy to allow persons to lodge complaints about accounting, auditing and internal control matters, and will allow an employee to lodge a concern, confidentially and anonymously, about any accounting and auditing matter. Information about making such concerns known will be contained in our Whistleblower Policy, which will be posted on our website at www.stoneridge.com on or before the date of our 2004 Annual Meeting of Shareholders.

OTHER MATTERS

The audit committee has selected Ernst & Young as our independent public auditors for the current fiscal year. Representatives of Ernst & Young, which served as our independent public auditors during 2003 and are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002, including reviews of the financial statements included in the Company’s Forms 10-Q filed with the SEC and statutory audits required internationally during 2003 and 2002, were $568,000 and $564,000, respectively. Fees billed for 2002 have been reclassified to conform to their 2003 presentation.

The aggregate fees billed for professional services rendered by Arthur Andersen LLP (“Arthur Andersen”) for the audit of the Company’s annual financial statements for the year ended December 31, 2002, including reviews of the financial statements included in the Company’s Forms 10-Q filed with the SEC during 2002, were $20,000.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2003 and 2002 were $118,000 and $29,000, respectively. These fees primarily related to audits of employee benefit plans as well as general assistance with the implementation of new regulatory pronouncements, and review of the Company’s standard cost system and controls. Fees billed for 2002 have been reclassified to conform to their 2003 presentation.

The aggregate fees billed for assurance and related services rendered by Arthur Andersen that were reasonably related to the performance of the audit or review of the Company’s financial statements for the year ended December 31, 2002 were $141,000. These fees primarily related to consultation regarding the Company’s debt restructuring as well as general assistance with the implementation of new regulatory pronouncements.

Tax Fees

The aggregate fees billed for tax-related services rendered to the Company by Ernst & Young for the years ended December 31, 2003 and 2002 were $404,000 and $240,000, respectively. These fees primarily related to tax audits, tax compliance, tax consulting and both domestic and international tax planning.

The aggregate fees billed for tax-related services rendered to the Company by Arthur Andersen for the year ended December 31, 2002 were $43,000. These fees primarily related to tax compliance, tax consulting and both domestic and international tax planning.

All Other Fees

The aggregate fees billed for all other services rendered by Ernst & Young for the year ended December 31, 2003 were $38,000. These fees primarily related to advisory services provided to the compensation committee of the Board of Directors.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, the audit committee pre-approves all audit and non-audit services provided by our independent auditor. As such, after May 6, 2003 the audit committee approved all audit and non-audit services provided to the Company by Ernst & Young. The audit committee has not adopted a pre-approval policy that would permit management to engage Ernst & Young. However, the chair of the committee may pre-approve the rendering of services on behalf of the committee, provided the matter is then presented to the full committee at the next scheduled meeting.

Miscellaneous

If the enclosed proxy card is executed and returned to us, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under “Election of Directors” above. Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum has been achieved at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the shares voted at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

AVERY S. COHEN,

Secretary

Dated: March 31, 2004

STONERIDGE, INC.

AUDIT COMMITTEE CHARTER

Adopted March 4, 2004

A.	Purposes of the Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Stoneridge, Inc. (the “Company”) are (i) to assist the Board in overseeing (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and (ii) to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

B.	Composition of the Committee

The Committee shall be comprised of at least three directors, each of whom must be independent, as the term “independent” is defined for purposes of applicable federal securities laws, the rules of the SEC and the listing standards of the New York Stock Exchange (the “NYSE”) or other applicable listing standards. Each Committee member must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and NYSE or other listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the SEC in Item 401(h) of Regulation S-K. Each Committee member will be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. No Committee member may serve on the audit committee of more than one other publicly-traded companies.

The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee. The Board will appoint the chairperson.

C.	Meetings and Procedure of the Committee

1.    Minimum Number of Meetings and Agendas.    The Committee shall meet at least four times annually or more frequently as circumstances require. The chairperson will, in conjunction with appropriate members of the Committee and management, establish the meeting calendar and set the agenda for each meeting. All Committee members may suggest the inclusion of matters for the agenda.

2.    Special Meetings.    The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

3.    Subcommittees.    The Committee may form subcommittees of not fewer than two members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

4.    Attendance by Outsiders.    The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such information as the Committee may request.

5.    Executive Session.    The Committee may meet in executive session outside the presence of the Company’s executive officers. The Committee shall meet in executive session at least once annually.

6.    Meeting Reports and Minutes.    Following each of its meetings, the Committee shall report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings and deliver a copy of such minutes to the Company’s corporate secretary for inclusion in the corporate records.

D.	Committee Authority and Responsibilities

The Committee has the following authority and responsibilities:

1.    Engagement of Independent Auditor; Approval of Services.    The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company. The Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Company’s independent auditor shall report directly to the Committee. The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

2.    Review and Discussion Items.    The Committee shall review and discuss:

a.	with the internal auditor and the independent auditor, respectively, in advance of their respective audits, the overall scope and plans for their audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits; in this connection, the Committee shall discuss with management, the internal auditor and the independent auditor, among other things, the Company’s significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

b.	with management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10- K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls; in this connection, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

c.	with management and the independent auditor, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other matters required at the time of that discussion to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards; in this connection, the Committee shall discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100;

d.	with the Chief Executive Officer and the Chief Financial Officer periodically (and at least quarterly), management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures or material weaknesses therein, and with management and the independent auditor annually, management’s annual internal control report, including the auditor’s attestation thereof, if any;

e.	with management, at least annually and at such other times as the Committee considers appropriate, the Company’s earnings press releases, including the use of any “pro forma” or “adjusted” non-GAAP information, and the nature of financial information and earnings guidance provided to analysts and rating agencies;

f.	with the independent auditor, at least annually, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise, including any restrictions on the scope of its activities or access to required information, any disagreements with management regarding U.S. generally accepted accounting principles (“GAAP”) or other matters, material adjustments to the financial statements recommended by the independent auditor, and adjustments that were proposed but “passed,” regardless of materiality; in this connection, the Committee shall review with the independent auditor any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the audit, any management letter issued or proposed to be issued by the auditor, the Company’s response to that letter and the responsibilities, budget and staffing of the Company’s internal audit staff;

g.	with management, the internal auditor and independent auditor, at least annually and at such other times as the Committee considers appropriate, (a) significant issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor, and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures;

h.	with the independent auditor, at least annually, the auditor’s periodic reports regarding its independence and determine that the independent auditor has a process in place to address the rotation of the lead audit partner and other audit partners serving the Company as required under SEC independence rules;

i.	with the independent auditor, at least annually, the auditor’s performance, including the Committee’s evaluation of the auditor’s lead partner; in conducting this review, the Committee shall consult with management and the head of internal audit and obtain and review a report by the independent auditor describing its internal quality-control procedures, material issues raised in its most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting any independent audit carried out by the independent auditor, and the response of the independent auditor;

j.

with the General Counsel, other appropriate legal staff of the Company or its outside counsel, at least annually and at such other times as the Committee considers appropriate, material legal affairs of the Company and the Company’s compliance with applicable law and listing standards; in this connection, the Committee shall discuss with management (and appropriate counsel) and the independent auditor any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of ethics or other standards of conduct;

k.	with management, annually, a summary of the Company’s transactions with directors and officers of the Company and with firms that employ directors, and any other material related party transactions;

l.	with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

m.	with the full Board, annually, an evaluation of this Charter and of the Committee’s performance under this Charter.

n.	with management and the independent auditor, annually, management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment process and on the effectiveness of internal control over financial reporting.

o.	with management, internal audit and the independent auditors, when appropriate, the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

p.	with management, annually, the Company’s compliance systems with respect to legal and regulatory requirements, including compliance with the Company’s Code of Business Conduct and Ethics. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

q.	with management, annually, the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures.

3.    Reports.    The Committee shall report regularly to the full Board with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function, and shall report annually to the full Board with respect to the Committee’s evaluation of this Charter and the Committee’s performance thereunder. The Committee shall prepare the reports required to be included in the Company’s annual proxy statement with respect to financial and accounting matters and Committee actions, and such other reports with respect to those matters as are required by applicable law, applicable rules of the SEC or applicable NYSE or other listing standards.

4.    Hiring and Complaint Processing Policies and Procedures.    The Committee shall establish (a) policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company, and (b) procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.    Other Authority and Responsibilities; Limitation.    The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and NYSE or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and NYSE or other listing standards. The Committee may conduct or authorize the conduction of such investigations within the scope of its authority and responsibilities as it considers appropriate, and may retain, at the Company’s expense, such legal, accounting or other advisers as the Committee considers necessary or advisable for the full and faithful execution thereof.

In discharging its responsibilities, the Committee is not responsible for planning or conducting audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

6.    Access to Records.    The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

E.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance and this Charter. The Committee shall deliver to the Board a report setting forth the results of its evaluation.

F.	Outside Advisors

The Committee may retain, at the Company’s expense, such independent counsel or other advisors (including accounting firms and experts) as it deems necessary.

G.	Adoption

This Charter supersedes and replaces the Company’s Audit Committee Charter dated June 14, 2000. This Charter was approved and adopted by the Board on March 4, 2004.

STONERIDGE, INC.

PROXY

The undersigned hereby appoints D.M. Draime, Kevin P. Bagby and Avery S. Cohen, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Stoneridge, Inc. to be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, May 10, 2004, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Stoneridge, Inc. which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

1.              FOR (except as noted below), or              WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified: Richard E. Cheney, Avery S. Cohen, John C. Corey, D.M. Draime, Sheldon J. Epstein, William M. Lasky and Earl L. Linehan.

(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2. On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in Item 1.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2004, is hereby acknowledged.

Dated , 2004 Signature(s) (Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)